UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2005

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	225 West Wacker Drive Chicago, Illinois	60606
	(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.       Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on January 6, 2006.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This current report on Form 8-K contains forward-looking statements.  These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s other filings with the Securities and Exchange Commission, including Morningstar’s Prospectus filed on May 4, 2005 and quarterly report on Form 10-Q filed on November 14, 2005.  If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected.  Any forward-looking statement you read in this current report on Form 8-K reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity.  We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Investor Questions and Answers: December 2005

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through November 28, 2005. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.
Investor Relations
225 West Wacker Drive
Chicago, IL 60606

Independent Equity Research

1.              What are the incremental revenues in the Individual segment from the [Global Analyst Research] Settlement (on an annual or quarterly basis)? Were all of the year one contracts renewed for year two? Do you think this business continues beyond year five?

As we mentioned in our 10-Q reports for the second and third quarters of 2005, we have successfully retained all five of the original equity research contracts for the second year of the five-year period covered under the settlement. In addition, we recently announced an agreement with a sixth investment bank, Morgan Stanley. We are not providing details about the amount of incremental revenue we’ve received from equity research related to the settlements.

The equity research landscape is rapidly shifting, and we’re actively pursuing opportunities in a variety of areas. We continue to focus on strengthening our equity research by building both depth and breadth of coverage. As of September 30, 2005, we had 86 analysts covering more than 1,600 stocks. Longer term, we think this extensive coverage list will allow us to enhance the value proposition for Premium Membership on Morningstar.com and reach an audience of active stock investors that we haven’t fully tapped to date.

There are opportunities to further penetrate the brokerage firm market. For example, we recently announced that after using a portion of Morningstar’s equity research for the past year, Piper Jaffray selected Morningstar as the lead provider of equity research for its financial advisors. Morningstar originally provided Piper Jaffray with research on approximately 390 stocks under the Global Analyst Research Settlement. Under the new agreement, Piper Jaffray’s financial advisors now have access to an additional 1,200 analyst reports, which will provide Piper Jaffray’s advisors with stock analysis on securities not covered by its in-house research staff.

We also see attractive potential to sell equity research and data in a variety of markets around the world.

2.              From signing to revenue generation, how long does it take to ramp new equity research clients?

The ramp-up time for new equity research clients is minimal because new agreements generally involve taking existing research and selling it to new clients.

3.              Do you expect to increase the number of equity research analysts?

We expect to continue hiring based on business needs and growth in our coverage list. We had 86 stock analysts as of September 30, 2005, 67 stock analysts as of September 30, 2004, and approximately 32 as of September 30, 2003.

Principia and Advisor Workstation

4.              What are the average selling prices for Principia and Advisor Workstation subscriptions?

For Principia, prices generally range from approximately $515 per year for a subscription to one investment database with quarterly updates to $2,725 for a subscription package that includes access to the full suite with monthly updates. We offer some discounts for bulk purchases, which rarely exceed 15%.

For Morningstar Advisor Workstation, we offer two editions: the Office Edition for independent financial advisors and the Enterprise Edition for financial advisors affiliated with a larger firm. For Office Edition, we charge $5,000 per year. We offer some discounts on Office Edition for bulk purchases, which rarely exceed 10%. For Enterprise Edition, pricing varies based on several different factors and generally ranges between $80 and $2,500 per licensed user. By nature, Enterprise sales tend to be negotiated, and because our license agreements often cover a large number of users, we give volume discounts to firms that sign large contracts. We also adjust the price based on the level of functionality offered. Many companies license only a small subset of the complete functionality available in Advisor Workstation, such as our hypothetical illustrator or our portfolio analysis tools. On a per-user basis, the price therefore reflects the reduced functionality.

5.              Question on Workstation Licenses:

On page 70 of the prospectus, it says Workstation Office Edition costs $5,000 per year, and Enterprise Edition varies depending on number of users.  In 2004, Workstation revenue was $19.5 million, and you had 80,000 licensees. If I divide those numbers I only get $243 per year. Please reconcile the difference.

I read the August 8-K and it said ½ to independent, and ½ to large firms, if I take ½ of the 80,000 licensees and multiply by $5,000, I get $200 million.

As noted in the response to question #4, we give volume discounts to firms that license our product for a large number of users. The reduced price also reflects the fact that many companies license only a small subset of the complete functionality available in Advisor Workstation.

Regarding the second part of your question, we stated in our monthly 8-K dated July 1, 2005 that the bulk of the revenue for Advisor Workstation is roughly equally split between the independent financial advisor segment and captive financial advisors who are employees of a large or mid-size brokerage firm. We did not state that the number of licenses was equally split between these segments. If that were the case, total revenue would be substantially higher.

6.              In terms of market opportunity, how many institutions does the ~700,000 worldwide advisors represent? And how many of the 700,000 advisors are in North America? Can MORN sell to all 700,000 or is it the number of institutions that the 700,000 represents?

In our prospectus, we estimated that there are a total of approximately 695,000 financial advisors globally, which includes approximately 285,000 in the United States and an additional 410,000 in major international markets. We also estimated that there are approximately 4,000 financial institutions in the United States and an additional 5,000 in major international markets. Not every financial institution has affiliated financial advisors, but these figures provide a general idea of the relative size of each market. In terms of market opportunity, we don’t expect to reach every financial advisor, but we see additional opportunities for growth, particularly in markets outside the United States.

Institutional Segment

7.              How many salespeople are dedicated to the institutional business?  What was this number one year ago?

Our Institutional sales team consisted of about 40 people as of September 30, 2005. The level of staffing in this area hasn’t changed significantly over the past year.

8.              To what do you attribute the $40 million sequential increase (22%) in assets under management in Morningstar Retirement Manager?

We had $225.9 million in assets under management for the managed retirement accounts offered through Morningstar Retirement Manager as of September 30, 2005, compared with $185.6 million as of June 30, 2005. This growth reflects both positive market returns during the quarter and increasing adoption of managed retirement accounts among plan participants who currently have access to Retirement Manager.

Sales and Marketing Expense

9.              Do you expect to grow sales and marketing expenses commensurate with revenue growth? Or can you hold this level flat while growing the business?

As we’ve mentioned previously, our policy is not to provide forecasts for sales and marketing expense or other items, but we’ve also previously stated that we see significant operating leverage inherent in our business model. While growth in sales and marketing expense may be higher or lower than revenue growth in any given period, it’s reasonable to expect operating leverage to be evident in our financial results over time.

Cancellation Rate

10.       Any fluctuations in the 4% cancellation rate?

Our cancellation rate for the first nine months of 2005 has generally been within the same range as historic levels.

Effective Tax Rate

11.       Can you address the tax rate? Lots of questions as to why it was so high this quarter and so low last quarter, along with what the run rate should be. . .I am still unsure what I should use as a good ongoing tax rate for the company. I am inclined to move it to 40% given the discussion [in Morningstar’s 10-Q report] re: the foreign tax rate, does that sound closer than the 38% I am using?

As you’re looking at our effective tax rate over time, it’s helpful to consider the information included in Note 14 to our December 31, 2004 financial statements, which reconciles the U.S. corporate income tax rate of 35% with our effective tax rate. In 2004, there were several key items that impacted our effective tax rate. Stock option activity related to incentive stock options (ISOs) was one factor that increased our effective tax rate in 2004. Because of the nature of these options, we do not receive a tax benefit at the same time we record expense for the options under the liability method. This ISO stock option expense lowers our book pretax income, but is not deductible for tax purposes. Our taxable income was therefore higher than our book pretax income. The net impact was to increase tax expense as a percentage of our book pretax income, adding approximately 11 percentage points to our effective tax rate in 2004.

Because all of our ISOs are now fully vested and we no longer apply the liability method of accounting for stock options, we no longer record expense for these options. Therefore, our effective tax rate will no longer be influenced by this type of expense. In addition, we no longer grant ISOs to employees. We currently grant nonqualified stock options, which have no impact on our effective tax rate because we record a tax benefit at the same time we record the expense.

However, the legacy stock options from previous ISO grants are still a factor in other ways. For employees who exercise their ISOs and take a disqualifying disposition (meaning that they exercise the option and sell the stock within the same year and pay personal income taxes on the amount realized), we receive a tax benefit related to the stock option exercise, which reduces our taxable income and our effective tax rate. However, we cannot predict if or when these exercises will occur in the future. We include these amounts in our tax calculation only once a disqualifying disposition has occurred.

State income taxes were another factor impacting our effective tax rate in 2004, adding about eight percentage points to our effective tax rate. We expect state income taxes to be an ongoing factor in our effective tax rate.

The third main factor impacting our effective tax rate in 2004 was our equity in earnings and losses of our joint ventures and non-U.S. subsidiaries. We expect our joint ventures and non-U.S. subsidiaries to be an ongoing factor in our effective tax rate, although the degree of impact may fluctuate from period to period because of the mix of earnings and losses between our U.S. and non-U.S. operations.

Our effective tax rate for the year to date period incorporates our best estimate as of the report date of the factors influencing our effective tax rate for the year and the impact of any one-time tax benefits or charges. From quarter to quarter, our effective income tax rate may fluctuate based on changes in these estimates and other factors. For example, in the first quarter of 2005, our effective tax rate was relatively high (50.3%) because of ISO stock option expense recorded under the liability method. Our effective tax rate for the second quarter of 2005 was lower (32.6%) because we did not have any ISO-related expenses and we recorded a deferred income tax benefit of $668,000 related to research and development expense that was due to a change in U.S. income tax regulations. This resulted in a one-time reduction of our effective tax rate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: December 2, 2005	By:	/s/ Martha Dustin Boudos
	Name:	Martha Dustin Boudos
	Title:	Chief Financial Officer